EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Leland F. Bunch, III, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Morgan Stanley Bank of America Merrill Lynch Trust 2016-C31 (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Wells Fargo Bank, National Association, as Master Servicer, Rialto Capital Advisors, LLC, as Special Servicer, Wilmington Trust, National Association, as Trustee, Wells Fargo Bank, National Association, as Certificate Administrator, Wells Fargo Bank, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, CoreLogic Solutions, LLC, as Servicing Function Participant, KeyBank National Association, as Primary Servicer, Computershare Trust Company, National Association, as Servicing Function Participant for the Certificate Administrator on and after November 1, 2021, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the TEK Park Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the TEK Park Mortgage Loan, Wilmington Trust, National Association, as Trustee for the TEK Park Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the TEK Park Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the TEK Park Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the TEK Park Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the TEK Park Mortgage Loan on and after November 1, 2021, KeyBank National Association, as Primary Servicer for The Shops at Crystals Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for The Shops at Crystals Mortgage Loan prior to March 18, 2021, Situs Holdings, LLC, as Special Servicer for The Shops at Crystals Mortgage Loan on and after March 18, 2021, Wells Fargo Bank, National Association, as Trustee for The Shops at Crystals Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for The Shops at Crystals Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the The Shops at Crystals Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the International Square Mortgage Loan, AEGON USA Realty Advisors, LLC, as Special Servicer for the International Square Mortgage Loan prior to May 5, 2021, Torchlight Loan Services, LLC, as Special Servicer for the International Square Mortgage Loan on and after May 5, 2021, Wilmington Trust, National Association, as Trustee for the International Square Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the International Square Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the International Square Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the International Square Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the One Stamford Forum Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the One Stamford Forum Mortgage Loan, Wilmington Trust, National Association, as Trustee for the One Stamford Forum Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the One Stamford Forum Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the One Stamford Forum Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the One Stamford Forum Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the One Stamford Forum Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Simon Premium Outlets Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Simon Premium Outlets Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Simon Premium Outlets Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Simon Premium Outlets Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Simon Premium Outlets Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Simon Premium Outlets Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Simon Premium Outlets Mortgage Loan on and after November 1, 2021, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the SSTII Self Storage Portfolio Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the SSTII Self Storage Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Trustee for the SSTII Self Storage Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the SSTII Self Storage Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the SSTII Self Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the SSTII Self Storage Portfolio Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Harlem USA Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the Harlem USA Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Harlem USA Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Harlem USA Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Harlem USA Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Harlem USA Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Harlem USA Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the Coconut Point Mortgage Loan, Rialto Capital Advisors, LLC, as Special Servicer for the Coconut Point Mortgage Loan, Wilmington Trust, National Association, as Trustee for the Coconut Point Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the Coconut Point Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Coconut Point Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the Coconut Point Mortgage Loan, Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the Coconut Point Mortgage Loan on and after November 1, 2021, Wells Fargo Bank, National Association, as Primary Servicer for the MY Portfolio Mortgage Loan, Greystone Servicing Company LLC (as successor to C-III Asset Management LLC), as Special Servicer for the MY Portfolio Mortgage Loan, Wilmington Trust, National Association, as Trustee for the MY Portfolio Mortgage Loan, Wells Fargo Bank, National Association, as Custodian for the MY Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the MY Portfolio Mortgage Loan, CoreLogic Solutions, LLC, as Servicing Function Participant for the MY Portfolio Mortgage Loan, and Computershare Trust Company, National Association, as Servicing Function Participant for the Custodian for the MY Portfolio Mortgage Loan on and after November 1, 2021.

Dated: March 15, 2022

/s/ Leland F. Bunch, III

Leland F. Bunch, III

President and Chief Executive Officer

(senior officer in charge of securitization of the depositor)